UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2014 (April 17, 2014)

GASTAR EXPLORATION INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-35211	38-3531640
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

(713) 739-1800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.08 Shareholder Director Nominations.
The Board of Directors of Gastar Exploration Inc. (the “Company”) has set June 12, 2014 as the date of the Company’s 2014 Annual General and Special Meeting of Stockholders (the “2014 Annual Meeting”). Stockholders of record on April 22, 2014 will be entitled to vote at the 2014 Annual Meeting. Because the 2014 Annual Meeting will be held on a date more than 30 days before the one-year anniversary of the date of the Company’s 2013 Annual General and Special Meeting of Shareholders, the Company is reporting a deadline for the submission of stockholder proposals for the 2014 Annual Meeting.
Stockholders who intend to present a proposal regarding a director nomination or other matter of business at the 2014 Annual Meeting, and who wish to have those proposals included in the Company’s proxy statement for the 2014 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, must ensure that those proposals, including any notice on Schedule 14N, are received by the Company’s Secretary at 1331 Lamar Street, Suite 650, Houston, Texas 77010 on or before the close of business on April 28, 2014, which the Company has determined to be a reasonable time before it begins to print and mail its proxy materials. Those proposals must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the proxy statement for the 2014 Annual Meeting.
In addition, under the Company’s Bylaws, stockholders who intend to submit a proposal regarding a director nomination or other matter of business at the 2014 Annual Meeting, and who do not intend to have those proposals included in the Company’s proxy statement and form of proxy relating to the 2014 Annual Meeting pursuant to Securities and Exchange Commission regulations, notice of any such proposal (including certain additional information specified in the Company’s Bylaws) must have been received by the Secretary at the address specified above not earlier than the close of business on February 6, 2014 and not later than the close of business on March 7, 2014. Those proposals, and the additional information specified by the Bylaws, must have been submitted within this time period in order to be considered at the 2014 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2014	GASTAR EXPLORATION INC.

	By:	/s/ J. Russell Porter
J. Russell Porter
President and Chief Executive Officer